Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS

•	Quarterly net sales record of $241 million

•	Fourth quarter net income of $8.1 million and diluted EPS of $0.30

•	$12.0 million of cash flow provided by operations in the quarter

•	Returned $5.1 million to Share Owners through stock repurchases during the quarter
JASPER, IN (August 2, 2017) - Kimball Electronics, Inc. (Nasdaq: KE), a leading global electronic manufacturing services provider of high-quality, durable electronic products, today announced financial results for its fourth quarter and fiscal year ended June 30, 2017.

	Three Months Ended
	June 30,
(Amounts in Thousands, except EPS)	2017	2016
Net Sales	$241,268	$220,402
Operating Income	$8,455	$8,790
Operating Income %	3.5%	4.0%
Net Income	$8,128	$5,771
Diluted EPS	$0.30	$0.20

	Fiscal Year Ended
	June 30,
(Amounts in Thousands, except EPS)	2017	2016
Net Sales	$930,914	$842,060
Operating Income	$43,057	$29,722
Adjusted Operating Income (non-GAAP)*	$39,052	$29,859
Operating Income %	4.6%	3.5%
Adjusted Operating Income (non-GAAP) %	4.2%	3.5%
Net Income	$34,179	$22,287
Adjusted Net Income (non-GAAP)*	$30,755	$22,372
Diluted EPS	$1.24	$0.76
Adjusted Diluted EPS (non-GAAP)*	$1.12	$0.77
* A reconciliation of GAAP and non-GAAP financial measures is included below.
Donald D. Charron, Chairman and Chief Executive Officer, stated, “Growth in all four of our end market verticals, including double-digit growth in two of our end market verticals, helped us set a new quarterly sales record for the sixth consecutive quarter and provided a strong finish to a record setting fiscal year 2017. New program launch and ramp-up activity combined with successes of our recent acquisitions have created significant momentum and positioned us well to achieve our goal of $1 billion in annual sales in fiscal year 2018.”
Mr. Charron continued, “We continue to face margin pressure as we absorb the costs associated with the next phase of the ramp-up in our new Romania operation and another large wave of new program launches. In our fiscal fourth quarter, we experienced higher than expected healthcare costs in the U.S. that negatively impacted our margins while favorable foreign exchange tailwinds assisted the bottom line. Although we made good progress in fiscal year 2017, we still have some work to do to achieve our goal of 12.5% ROIC. Margin improvement and capital efficiency will continue to be priorities of focus for us in fiscal year 2018.”

Fourth Quarter Fiscal Year 2017 Overview:

•	Consolidated net sales increased 9% compared to the fourth quarter of fiscal year 2016, the sixth consecutive quarterly sales record.

•	Cash flow provided by operating activities was $12.0 million for the quarter, which compares to $8.8 million in the prior year fourth quarter.

•
Cash conversion days (“CCD”) for the quarter ended June 30, 2017 were 60 days, which compares to 59 days in the same quarter last year. CCD is calculated as the sum of days sales outstanding plus production days supply on hand less accounts payable days.

•	Investments in capital expenditures were $8.3 million during the quarter.

•	$5.1 million was returned to Share Owners during the quarter in the form of common stock repurchases.

•	Cash and cash equivalents were $44.6 million and borrowings outstanding on credit facilities were $10.0 million at June 30, 2017.
Net Sales by Vertical Market:

	Three Months Ended
	June 30,
(Amounts in Millions)	2017	2016	Percent Change
Automotive	$95.9	$86.5	11%
Medical	68.3	65.2	5%
Industrial	51.9	48.6	7%
Public Safety	20.5	14.7	39%
Other	4.7	5.4	(14)%
Total Net Sales	$241.3	$220.4	9%
Fiscal Year 2017 Overview:

•	Net sales increased 11% from the prior fiscal year, setting a new annual net sales record of $930.9 million.

•	$4.0 million in Other General Income, $2.5 million net of tax, was received during the year relating to proceeds from the settlement of a class action lawsuit of which the Company was a member.

•	Adjusted operating income in fiscal year 2017 of 4.2% surpassed the Company’s stated goal of 4.0%.

•	Acquired Aircom Manufacturing, Inc. during the fiscal year, which also resulted in a bargain purchase gain included in Net Income of $0.9 million.

•	Set new records for Net Income and Diluted EPS.

•	Cash flow provided by operating activities for fiscal year 2017 was $46.8 million, which compares to $36.8 million for fiscal year 2016.

•	Capital expenditures were $34.3 million in fiscal year 2017, flat with prior year expenditures of $34.6 million.

•	Return on invested capital (“ROIC”) was 10.4% for fiscal year 2017, which improved from 9.0% for the prior fiscal year (see reconciliation of non-GAAP financial measures for ROIC calculation).

•	During the year $21.9 million was returned to Share Owners in the form of common stock repurchases.
Outlook

•	Net sales goal remains $1.0 billion for fiscal year 2018.

•	Operating income goal is being increased from 4.0% to 4.5%.

•	ROIC long-term goal remains 12.5%.

•	Fiscal year 2018 capital expenditures expected to decline to a level approximating depreciation expense.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, successful integration of acquisitions and new operations, global economic conditions, geopolitical environment, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2016.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of equity of the Company. The non-GAAP financial measures contained herein for the fiscal year ended June 30, 2017 and 2016 include adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. These measures were adjusted for spin-off expenses, proceeds from a lawsuit settlement, and a bargain purchase gain. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the financial highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the spin-off expenses, proceeds from the lawsuit settlement, and the bargain purchase gain. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions exclude these charges to enable meaningful trending of core operating metrics.

Conference Call / Webcast

Date:	August 3, 2017
Time:	10:00 AM Eastern Time
Dial-In #:	800-992-4934 (International Calls - 937-502-2251)
Conference ID:	58019425
The live webcast of the conference call can be accessed at investors.kimballelectronics.com. For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

About Kimball Electronics, Inc.
Recognized with a reputation for excellence, Kimball Electronics is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics employees know they are part of a company culture that builds lasting relationships and global success for customers while enabling employees to share in the Company’s success through personal, professional, and financial growth.
Kimball Electronics trades under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a global contract electronic manufacturing services (“EMS”) company that specializes in durable electronics for the automotive, medical, industrial, and public safety end markets. Kimball Electronics is well recognized by customers and industry trade publications for its excellent quality, reliability, and innovative service. From its manufacturing operations in the United States, China, Mexico, Poland, Romania, and Thailand, Kimball Electronics provides electronic manufacturing services, including engineering and supply chain support, which utilize common production and support capabilities to a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Lasting relationships. Global success.

Financial highlights for the fourth quarter and fiscal year ended June 30, 2017 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	June 30, 2017		June 30, 2016
Net Sales	$241,268	100.0%	$220,402	100.0%
Cost of Sales	223,266	92.5%	203,444	92.3%
Gross Profit	18,002	7.5%	16,958	7.7%
Selling and Administrative Expenses	9,547	4.0%	8,168	3.7%
Operating Income	8,455	3.5%	8,790	4.0%
Other Income (Expense), net	1,117	0.5%	(725)	(0.3)%
Income Before Taxes on Income	9,572	4.0%	8,065	3.7%
Provision for Income Taxes	1,444	0.6%	2,294	1.1%
Net Income	$8,128	3.4%	$5,771	2.6%

Earnings Per Share of Common Stock:
Basic	$0.30		$0.20
Diluted	$0.30		$0.20

Average Number of Shares Outstanding:
Basic	26,957		28,374
Diluted	27,151		28,641

(Unaudited)	Fiscal Year Ended
(Amounts in Thousands, except Per Share Data)	June 30, 2017		June 30, 2016
Net Sales	$930,914	100.0%	$842,060	100.0%
Cost of Sales	855,319	91.9%	777,522	92.3%
Gross Profit	75,595	8.1%	64,538	7.7%
Selling and Administrative Expenses	36,543	3.9%	34,816	4.2%
Other General Income	(4,005)	(0.4)%	—	—%
Operating Income	43,057	4.6%	29,722	3.5%
Other Income (Expense), net	1,198	0.2%	(1,746)	(0.2)%
Income Before Taxes on Income	44,255	4.8%	27,976	3.3%
Provision for Income Taxes	10,076	1.1%	5,689	0.7%
Net Income	$34,179	3.7%	$22,287	2.6%

Earnings Per Share of Common Stock:
Basic	$1.25		$0.77
Diluted	$1.24		$0.76

Average Number of Shares Outstanding:
Basic	27,413		28,916
Diluted	27,530		29,176

Condensed Consolidated Statements of Cash Flows	Fiscal Year Ended
(Unaudited)	June 30,
(Amounts in Thousands)	2017	2016
Net Cash Flow provided by Operating Activities	$46,754	$36,832
Net Cash Flow used for Investing Activities	(35,709)	(42,590)
Net Cash Flow used for Financing Activities	(22,034)	(4,300)
Effect of Exchange Rate Change on Cash and Cash Equivalents	806	(384)
Net Decrease in Cash and Cash Equivalents	(10,183)	(10,442)
Cash and Cash Equivalents at Beginning of Year	54,738	65,180
Cash and Cash Equivalents at End of Year	$44,555	$54,738

	(Unaudited)
Condensed Consolidated Balance Sheets	June 30, 2017	June 30, 2016
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$44,555	$54,738
Receivables, net	169,785	149,652
Inventories	144,606	132,877
Prepaid expenses and other current assets	29,219	24,944
Property and Equipment, net	137,549	120,701
Goodwill	6,191	6,191
Other Intangible Assets, net	4,581	4,593
Other Assets	18,458	16,869
Total Assets	$554,944	$510,565

LIABILITIES AND SHARE OWNERS’ EQUITY
Borrowings under credit facilities	$10,000	$9,000
Accounts payable	154,619	142,152
Accrued expenses	34,630	23,651
Other	13,423	11,393
Share Owners’ Equity	342,272	324,369
Total Liabilities and Share Owners’ Equity	$554,944	$510,565

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

Operating Income excluding Spin-off Expenses and Lawsuit Proceeds
	Fiscal Year Ended
	June 30,
	2017	2016
Operating Income, as reported	$43,057	$29,722
Add: Pre-tax Spin-off Expenses	—	137
Less: Pre-tax Settlement Proceeds from Lawsuit	4,005	—
Adjusted Operating Income	$39,052	$29,859

Net Income excluding Spin-off Expenses, Lawsuit Proceeds, and Bargain Purchase Gain
	Fiscal Year Ended
	June 30,
	2017	2016
Net Income, as reported	$34,179	$22,287
Add: After-tax Spin-off Expenses	—	85
Less: After-tax Settlement Proceeds from Lawsuit	2,499	—
Less: Bargain Purchase Gain	925	—
Adjusted Net Income	$30,755	$22,372

Diluted Earnings per Share excluding Spin-off Expenses, Lawsuit Proceeds, and Bargain Purchase Gain
	Fiscal Year Ended
	June 30,
	2017	2016
Diluted Earnings per Share, as reported	$1.24	$0.76
Add: Impact of Spin-off Expenses	—	0.01
Less: Impact of Settlement Proceeds from Lawsuits	0.09	—
Less: Bargain Purchase Gain	0.03	—
Adjusted Diluted Earnings per Share	$1.12	$0.77

Return on Invested Capital (ROIC)
	Fiscal Year Ended
	June 30,
	2017	2016
Adjusted Operating Income	$39,052	$29,859
Tax Rate	21.8%	20.4%
Tax Effect	$8,513	$6,091
After Tax Adjusted Operating Income	$30,539	$23,768
Average Invested Capital *	$293,516	$263,371
ROIC	10.4%	9.0%

* Average Invested Capital is computed using the average quarterly Share Owners’ equity plus current and non-current debt less cash and cash equivalents.